SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 9, 2009

SHENTANG INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148545	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7/F Shenping Liyuan Bldg, 3 Longcheng BeiLu, Longgang Central City, Longgang District, Shenzhen 518116, People’s Republic of China
(Address of principal executive offices) (Zip Code)

(206) 202-3226
(Registrant’s telephone number, including area code)

1212 Haida Avenue, Saskatoon, Saskatchewan, Canada S7M 3W7
(Former name or former address, if changed since last report)

Copies to:
Kristina L. Trauger, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officers

Effective November 9, 2009, the Board of Directors (the “Board”) of Shentang International, Inc. (the “Company”) accepted the resignation of Mr. Hui Zhao as Chief Financial Officer of the company, and the board also dismissed Shing Ho Eric Cheung as Chief Marketing Officer. These changes of officers are due to personal reasons and their resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Executive Officers

Effective November 9, 2009, the board of directors of the Company appointed Na Wang as our Chief Financial Officer

Na Wang:  CFO. From 2003 to present, Ms. Wang served as auditing manager in Shenzhen Far East Accounting Firm in China. From 2002 to 2003 she was an auditor in Shenzhen Tianhua Accounting Firm in China.  From 2001-2002 Ms. Wang was an accountant in Shenzhen Daxian Digital Corp in China.  From 1990 to 2001, she worked in the accounting department of Wa Fang Dian Material Bureau of Dalian City in China. Ms. Wang graduated from Northeast University of Finance and Economics in 1990 and became a register CPA in 2005. She is well experienced with and qualified for the accounting, auditing, and tax issues in the People’s Republic of China.

Family Relationships

Na Wang does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Na Wang and the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SHENTANG INTERNATIONAL, INC.

Date: November 12, 2009	By:	/s/ Zhongmin Chen
Zhongmin Chen President, Chief Executive Officer and Chairman of the Board of Directors